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CONFIDENTIAL TREATMENT REQUESTED                                   EXHIBIT 10.78

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24(b)(2) OF THE SECURITIES AND EXCHANGE ACT OF 1934. CONFIDENTIAL TREATMENT REQUESTED IS REQUESTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


         AMENDMENT TO EXCLUSIVITY AGREEMENT

         THIS AMENDMENT ("Amendment 1") to the Exclusivity Agreement dated 22 December 2004 AGREEMENT ("Agreement") is made the 25th day of February 2005

         BETWEEN:

(1) PFC Therapeutics, LLC, a limited liability company organized under the laws of Delaware, USA and having its principal place of business at 4660 La Jolla Village Drive, Suite 825, San Diego, CA 92122 USA (hereinafter referred to as "PFC"), and

(2) LEO Pharma A/S, a company organized under the laws of Denmark and having its principal place of business at Industriparken 55, DK-2750 Ballerup, Denmark (hereinafter referred to as "LEO").

         RECITALS:

(A) Whereas the Parties wish to amend the Agreement to extend the period for a satisfactory finalisation of due diligence to be performed by LEO to allow PFC, at PFC's discretion and expense, to conduct clinical "Proof of Concept Studies" as defined below.

(B) Whereas the Parties agree to work together as agreed between the Parties from time to time during the extended period to define potential objectives, criteria and protocols for Proof of Concept Studies, and review data from such studies to the extent PFC conducts such studies and has access to such data.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Definitions
         -----------

1.1. "Proof of Concept Studies" means studies in humans regarding Product in [CONFIDENTIAL TREATMENT REQUESTED]. The clinical outcome of such studies should - subject to the sole discretion of LEO - not raise safety concerns such as imbalance in global or particular serious adverse events in the Product treated group.

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                     ***CONFIDENTIAL TREATMENT REQUESTED***

1.2. Unless explicitly defined in this Amendment 1 all defined terms used in Amendment 1 shall have the same meaning as in the Agreement.

2.       Postponement of Date of Payment and Performance of the Parties Thereof
         ----------------------------------------------------------------------
         and Amendment of the Dispute Resolution Clause
         ----------------------------------------------

2.1. The date of payment of the second installment in the amount of [CONFIDENTIAL TREATMENT REQUESTED] of the Exclusivity Fee in accordance with the Agreement shall be postponed from "no later than March 1, 2005" (as specified in Section 3.2 of the Agreement) to sixty (60) days after PFC presents results from Proof of Concept Studies to LEO for due diligence evaluation.

2.2. This Amendment 1 and the Agreement shall terminate with immediate effect in case PFC notifies LEO in writing by registered mail that PFC elects to not conduct such Proof of Concept Studies.

2.3. After signing of this Amendment 1 PFC, at its discretion and expense, will conduct Proof of Concept Studies.

2.4. PFC shall have the sole discretion to determine when to present results from the Proof of Concept Studies to LEO. At such time as PFC presents results from Proof of Concept Studies to LEO, LEO will have sixty (60) days to review such data and complete its due diligence, which may include INTER ALIA further investigations of PFC and its affiliated companies.

2.5. Upon a satisfactory finalisation of due diligence by LEO based on INTER ALIA the Proof of Concept Studies mentioned in Section 2.4, LEO will within the time limits mentioned above in Section 2.1 of this Amendment 1 make the Exclusivity Fee payment referred to in Section 3.2 of the Agreement and the Parties will proceed to negotiate a License Agreement and prepare a Briefing Package for submission to EMEA as contemplated in the Agreement.

2.6. In addition to the milestone plan outlined in the Agreement, the Parties agree to include an additional "proof of concept milestone" in the License Agreement which should minimally reimburse PFC for expenses related to conducting Proof of Concept Studies. Such milestone payment is to be negotiated in good faith.

2.7. Should LEO, at any time prior to the date of payment now defined above in Section 2.1 of this Amendment 1, at its sole discretion, decide not to pursue its intent to enter into further agreements with PFC for the Product, LEO shall in accordance with Section 4.3 of the Agreement give notice hereof to PFC to the effect that LEO hereafter is released from any further payment obligations towards PFC, including the obligation to pay the second installment of the Exclusivity Fee mentioned above in
         Section 2.1.

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                     ***CONFIDENTIAL TREATMENT REQUESTED***

2.8. Section 7.7 of the Agreement shall be deleted and replaced by the following: "Any dispute arising out of or in connection with this Amendment 1 and the Agreement, including any question regarding their existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitration shall be English. The governing law of this Amendment 1 and the Agreement shall be the substantive law of England and Wales."

3.       Miscellaneous
         -------------

3.1. Within four (4) business days of signing this Amendment 1, Alliance Pharmaceutical Corp. will issue the press release attached hereto as
         Exhibit I. During the term of Amendment 1, Alliance Pharmaceutical Corp. will not issue any additional press releases referring to LEO without the prior review and approval of LEO.

3.2. This Amendment 1 shall not give rise to any legally binding obligation on the Parties to complete the License Agreement. Any legal commitment with regard to the License Agreement shall only arise pursuant to a definitive License Agreement and the related legal documents including, but not limited to, a supply agreement as set out in the Agreement, executed by both Parties and/or their Affiliates.

3.3. Any notice or communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given only if delivered in person or sent by facsimile or by first class post or by a recognized courier service, postage or other charges prepaid, addressed to the recipient Party at the address set out at the top of this Amendment 1, or to such other address as the addressee may have specified in a notice duly given to sender as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, faxed, mailed or sent by courier.

3.4. This Amendment 1 shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. The rights and obligations of each Party hereto may not be assigned without the written consent of the other.

3.5. This Amendment 1 shall not be amended, modified or supplemented except by writing duly executed by an authorized officer of each Party.

3.6. With this Amendment 1, the Agreement, including the agreed Exclusivity Period granted to LEO, shall remain in full force and effect as stipulated.

         IN WITNESS WHEREOF the Parties hereto have caused this Amendment 1 to be duly executed by their authorized officers on the day and year first above written.

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                     ***CONFIDENTIAL TREATMENT REQUESTED***


          LEO Pharma A/S                      PFC Therapeutics, LLC

          By: ..........................      By: ..............................

          Name: ........................      Name: ............................

          Title: .......................      Title: ...........................

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